Exhibit 10.5

[Date]

[__________________]
c/o Knight Transportation, Inc.
5601 West Buckeye Rd.
Phoenix, Arizona 85043

Re:	Knight Transportation, Inc.: Incentive Stock Option and Non-Qualified Option Grant Agreement

Dear [__________________]:

As of [Date], the Compensation Committee (the "Committee") of the Board of Directors (the “Board”) of Knight Transportation, Inc., an Arizona corporation (the "Company"), granted you, as [a Director][an employee] of the Company, a Stock Option (“the Option”) to purchase [_________] shares of the Company's common stock, $0.01 par value (the “Shares”), at an exercise price (the “Exercise Price”) of $[______] per Share, which is the fair market value of the Shares as of the date of grant.  This Option is granted to award you for your service to the Company and to encourage your continued employment with the Company.  This letter agreement (the “Agreement”) confirms the grant of the Option.  This Option is granted as of the date set forth above, subject to the following terms and conditions.

1. Definitions; Option Subject to Plan.  The Option has been granted to you pursuant to the Company's [2003 Stock Option Plan dated June 1, 2003 (the "Plan")][2012 Equity Compensation Plan effective as of May 18, 2012 (the “Plan”) and may consist of both an incentive stock option ("ISO") and a non-statutory stock option ("NSO"), as such terms are defined in the Plan].  The capitalized terms used in the Agreement have the same meaning as specified in the Plan, except as provided herein.  By accepting this Agreement, you acknowledge having received a copy of the Plan.  This Agreement is subject to all the terms and conditions set forth in the Plan and to any rules and regulations of general application now or hereafter adopted by the Committee responsible for administrating the Plan.  This Agreement shall be construed consistently with the Plan, which is incorporated herein by this reference.

2. Exercise and Expiration of Option.  Shares subject to this Option may be exercised only in accordance with the following schedule, except as otherwise provided by the Plan and in this Agreement:  [___]% of the Shares may be exercised on or after [Date]; [___]% Shares may be exercised after [Date]; [___]% Shares may be exercised after [Date]; [___]% Shares may be exercised after [Date]; and  [___]% Shares may be exercised after [Date].  Your exercise rights are cumulative, and this Option may be exercised in whole or in part with respect to Shares for which any exercise rights then exist.  To exercise this Option, as provided above, you must be [a Director][an employee] of the Company.  However, if your [Directorship][employment] ceases due to your retirement, you may exercise this Option [not later than the last day of the ninety (90) day period following][within three (3) months of] the date your employment ceases due to retirement.  If your [Directorship][employment] ceases due to [permanent and total] disability, you may exercise this Option within one (1) year period of the date your [Directorship][employment] ceases due to [a permanent and total] disability.  If you should die, your estate (or personal representative) may exercise this Option within the one (1) year period following the date of your death.

The Option must be exercised in full not later than [Date] (but in no event more than ten (10) years after the grant date of this Option but, if the optionee owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, not more than five (5) years after grant date of this Option).  If this Option is not exercised within the term provided in the preceding sentence, the Option will expire and be of no further force or effect.

3. Notice of Exercise.  To exercise this Option, you must give written notice of exercise to the Company, accompanied by full payment in cash or immediately available funds, or previously purchased stock of the Company (together with fully executed stock powers separate from certificates), or a combination thereof, for the full Exercise Price of the Shares for which the Option is exercised.

4. [Issuance of Certificate.  Upon the Company's receipt of full payment of the Exercise Price, a certificate for Shares purchased through your exercise will be issued to you.][Book Entry Form.  The Shares will be issued to you in book entry form (non-certificated), unless you request issuance of a certificate.]  All Shares issued to you pursuant to the exercise of the Option are subject to, and will be restricted in accordance with, the terms and conditions of the Plan and this Agreement.

5. Incentive Stock Option.  This Option, to the extent that it meets the qualifications of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) and all applicable regulations is intended to be an ISO.  This Option incorporates herein by this reference the requirements of such statutes and regulations [with respect to that portion of the Option that qualifies for incentive stock option treatment under Section 422 of the Code.  To the extent the aggregate fair market value of stock with respect to which this Option is exercisable for the first time during any calendar year exceeds $100,000, this Option shall be treated as an NSO with respect to Shares in excess of that dollar limitation].  The Option shall remain a valid option grant, even if it fails to qualify as an ISO, or if any Shares are disposed of in a manner that disqualifies their treatment as an ISO.

The Company recommends that you obtain independent advice concerning the federal and state tax aspects of the grant of the Option and its exercise.  Your exercise of this Option may subject you to payment of the alternative minimum tax presently applicable under the Code.

6. Option Not Transferable.  This Option is not transferable except by will or the laws of descent and distribution.  This Option is exercisable during your lifetime only by you, or the conservator of your estate during your lifetime if you are under a legal disability.

7. Termination of Option.  Any other provision of this Agreement notwithstanding, this Option will automatically terminate upon the termination of your [Directorship][employment] with the Company, [including upon your election to become a part-time employee of independent contractor, ]unless termination of employment occurs by reason of your death, retirement (with the consent of the Company) or becoming [permanently and totally] disabled (within the meaning of Section 22(e)(3) of the Code and Section [8.3][10.4] of the Plan).  [Your employment will be considered to be terminated if you become a part-time or casual employee or independent contractor of the Company.  If your employment terminates due to retirement, you must exercise this Option within ninety (90) days after the date your employment is terminated.  If your employment terminates due to disability, you must exercise this Option within one (1) year after the date your employment is terminated.] For purposes of this Agreement, the Company may require you to furnish evidence that a condition of [your disability][permanent and total disability] is continuing.  To establish [permanent and total ]disability, you must be under the care of a licensed physician acceptable to the Company and must provide the Company with a certificate signed by such physician that a condition of [permanent and total ]disability exists and is likely to continue.

8. [Repayment Obligation.  In consideration of the grant of this Option and the Company’s agreement to allow you, through the exercise of this Option, to become a shareholder of the Company, you agree to repay to the Company an amount equal to [__________] percent [___]% of any gains realized from the exercise of your Option granted under the Plan during the twenty-four (24) months preceding the date of your termination of employment (regardless of the reason for termination) , if at any time during the twelve (12) months following the termination of your employment with the Company you:  (i) become employed by, or obtain an interest as an owner, shareholder, partner, limited partner or member in, any business or corporation that competes with the Company (as such competition is defined below); (ii) on your own behalf, or on behalf of any other person with whom you may be employed or with whom you may be associated, you solicit or divert from the Company the business of any person who is either currently a customer of the Company at the time of your employment or was identified as a potential customer of the Company; or (iii) you solicit, divert or encourage any person who is an employee of the Company to leave employment and to become employed by a person who competes with the Company.  For purposes of the preceding sentence “gains realized” are calculated as (i) the fair market value of the Shares you acquired by your exercise of this and any other Option granted to you by the Company, as reflected by the closing price of the Company’s common stock, as reported on NYSE on the later of the date of sale of such stock or the date you exercised your Option (ii) less the Exercise Price of such options.  Your agreement to repay the Company the gains realized from your Option exercises, as stated above, is absolute and applies even if you have sold the Shares you acquired through the exercise of your Options.  For purposes of this Section 8, a person, business or corporation “competes with” the Company if it is engaged in the truckload business and operates in the same traffic lanes in which the Company has a substantial presence or in which the Company has internally identified as a planned area of operation or expansion of its business as of the date your employment with the Company terminates.]

9. Adjustments to Optioned Shares.  The number of Shares subject to the Option granted hereby are subject to adjustment to the extent provided in Section 3.2 of the Plan in the event of any stock dividend, split-up, reverse stock split, reorganization, reclassification or other adjustment described in the Plan.

10. Limitation on Disposition of Shares.  Shares acquired pursuant to an incentive stock option (as that term is defined in Section 422(b) of the Code) are eligible for special federal tax treatment only if no disposition of the Shares is made within two (2) years from the date the Option is granted and one (1) year after the Shares acquired by exercise of the Option are transferred to you.  As long as you sell the Shares at least two (2) years after the Option was granted and at least one (1) year after the Option was exercised, when you sell the Shares, under present tax law, the difference between what you paid for the Shares and the amount you receive on sale will be taxable to you as capital gain.  [If you exercise this Option and sell or dispose of any of the Shares before the holding period described above expires, the difference between the Exercise Price and the value of the Shares on the date of your exercise will be taxed to you as ordinary income.  To the extent this Option is treated as a non-qualified stock option, upon whole or partial exercise of the Option, you will, at minimum, be subject to tax upon ordinary income realized which, in general, equals the difference between the Exercise Price and the fair market value of the Shares at the date of exercise.]

11. No Representations or Warranties.  The Company makes no representations or warranties of any kind as to the tax consequences of the Option, including, without limitation, any representations that all or any portion of the Option granted hereby will qualify as an incentive stock option under Sections 421 and 422 of the Code.

12. No Repurchase of Shares.  The Company is not obligated to repurchase any of the Shares from you that you obtain through the exercise of this Option.

13. Tax Withholding.  By accepting this Option, you are responsible for complying with any tax withholding requirements that may be applicable by virtue of the exercise of the Option.  You hereby authorize the Company to make any income tax or other withholding payments required of it in any manner [(including making such withholding as a reduction in the total number of Shares that are delivered to you following a whole or partial exercise of this Option) ]and from any source necessary to comply with applicable law.

14. Risks.  By accepting this Option, you acknowledge that [you have received and read a copy of the Prospectus describing the Plan and the Company][the value of the Shares may be adversely affected by changes in the United States’ economy; changes in the Company’s profitability, financial condition, business, properties and prospects; a reduction in the Company’s growth rate; competition from other truckload carriers; and other factors that are described more particularly in the Company’s Annual Report on Form 10 K and in its reports on Forms 10-Q and 8-K].  The Company does not promise you that the value of the Shares will rise or that the Company will continue to grow or be profitable.

15. Compliance with Securities Laws; Share Restrictions.  You agree that any Shares acquired pursuant to the exercise of this Option will be sold, transferred, assigned, or otherwise disposed of only in compliance with any applicable federal and state securities laws.

16. Successors.  This Agreement shall be binding on you, your spouse and any successors and assigns.

17. Arbitration of Disputes.  You and the Company agree that the Federal Arbitration Act shall apply to and governs the arbitration provisions of this Agreement.  Any disputes between or among the parties with respect to the terms of this Agreement, including, without limitation, the scope of this arbitration provision, shall be subject to arbitration pursuant to the [rules of the American Arbitration Association governing commercial disputes][laws of the State of Arizona governing arbitration, excluding the revised Arizona Arbitration Act].  Arbitration shall occur in Phoenix, Arizona.  Judgment on any arbitration award may be entered in any court having jurisdiction.  A single arbitrator shall have the power to render a maximum award of $[300,000][500,000].  If any person asserts a claim in excess of $[300,000][500,000], any party to the arbitration proceeding may request that the arbitration be heard by a panel of three (3) arbitrators and, if so requested, the arbitration decision shall be made by a majority of the three arbitrators.  The Company shall pay the cost of arbitration, but if the Company is the prevailing party in the arbitration, the Company shall have the right to recover from you all costs of arbitration.  EACH OF THE PARTIES EXPRESSLY AGREES TO ARBITRATION AND WAIVES ANY RIGHT TO TRIAL BY JURY EITHER PARTY MAY HAVE.  Nothing in this Agreement shall limit or restrict any self-help remedy, including, without limitation, any right of offset a party may have.  The party prevailing in any arbitration shall be entitled to payment of all legal fees and costs [(including court costs)]and all costs of arbitration, regardless of whether such costs are recoverable under applicable law.

18. Access to Information.  [With respect to your purchase of Shares subject to this Agreement, you acknowledge that you have reviewed a copy of the Company’s Prospectus, which is a part of the Registration Statement, and that the Company has delivered to you copies of its reports filed on Forms 8-K, 10-Q and 10-K and any proxy or shareholder information materials filed with the United States Securities and Exchange Commission.][The Company has filed a registration statement with the United States Securities and Exchange Commission covering the Option (and the Shares subject to the Option) issued pursuant to the Plan.  So long as that registration statement is in effect, Shares issued pursuant to the Plan will not be restricted as to transfer, except as provided in this Agreement.  The Company does not provide any assurance that any registration statement will continue to be maintained in effect with respect to the Shares.  If for any reason, a registration statement is not in effect with respect to the Shares, the Shares may not be sold or transferred except in compliance with applicable securities laws.  With respect to this Option, you acknowledge that you have reviewed  a copy of the Company’s Prospectus which is a part of the Registration Statement, and that the Company has delivered to you, or has provided to you through on-line access, for your examination copies of its Prospectus for the Plan, and the Company’s reports filed on Forms 8-K, 10-Q and 10-K and any proxy or shareholder information materials filed with the United States Securities and Exchange Commission, and available through EDGAR.  These materials may also be accessed on the Company’s website at www.knighttrans.com.  A copy of these materials will also be mailed to you if you request them in writing from the Company.]

19. WAIVER OF CERTAIN CLAIMS.  BY ACCEPTING THIS AGREEMENT AND ACCEPTING THE OPTION GRANTED HEREBY, YOU AGREE THAT ANY CLAIM YOU MAY HAVE WITH RESPECT TO THE GRANT OF THIS OPTION OR THE PURCHASE OF THE SHARES (OTHER THAN A CLAIM FOR THE CONTRACTUAL BREACH OF THIS AGREEMENT) MUST BE ASSERTED NOT LATER THAN ONE (1) YEAR FOLLOWING EXERCISE OF THIS OPTION AND NO CLAIMS (OTHER THAN FOR BREACH OF CONTRACT) MAY BE BROUGHT AFTER THAT PERIOD.  YOU VOLUNTARILY AND KNOWINGLY WAIVE ANY LONGER STATUTE OF LIMITATIONS IN CONSIDERATION FOR THE GRANT OF THIS OPTION.  IN ADDITION, YOU AND THE COMPANY AGREE THAT ANY CLAIM MADE UNDER THIS AGREEMENT OR THE PLAN, OR ARISING FROM OR IN CONNECTION WITH ANY OPTION GRANTED OR EXERCISED PURSUANT TO THIS AGREEMENT OR THE PLAN, SHALL BE LIMITED TO THE ACTUAL DAMAGES YOU MAY SUFFER AND PROVE AND THE RECOVERY OF ATTORNEYS’ FEES AND COSTS OF COURT.  TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO RESCISSION AND ANY RIGHT TO CLAIM OR RECOVER TREBLE DAMAGES, PUNITIVE DAMAGES, OR EXEMPLARY DAMAGES, WHETHER SUCH RIGHTS ARE GRANTED BY STATUTE OR UNDER COMMON LAW, IS HEREBY WAIVED AND RELEASED.  EACH PARTY AGREES AND ACKNOWLEDGES THAT THE WAIVER AND RELEASE OF SUCH RIGHTS IS VOLUNTARY AND KNOWING AND THAT EACH PARTY HAS RECEIVED, UNDER THIS AGREEMENT, FULL AND ADEQUATE CONSIDERATION FOR SUCH WAIVER.

20. Governing Law.  This Agreement is subject to, and is to be construed in accordance with, the laws of the State of Arizona.

21. Acceptance.  [As a convenience to you, you may accept and agree to the terms of this Agreement by notifying the Company via any electronic means of communication made available to you by the Company.]Unless you indicate to us either electronically or in writing within five (5) working days of receipt of this Agreement that you do not accept and agree to the terms and conditions set forth in this Agreement, by continuing [to serve as a Director of][employment with] the Company, you will be deemed to have accepted and agreed to the terms and conditions set forth in this Agreement and deemed to have acknowledged receipt of a copy of the Plan [and Prospectus].  Such notification shall be sent to the Company at 5601 West Buckeye Road, Phoenix, Arizona 85043, Attention:  [Title].

Sincerely,

KNIGHT TRANSPORTATION, INC., an
Arizona corporation

By:________________________________
[Name]
[Title]

The foregoing is accepted and agreed to:

_________________________________
[Name]
[Director][Title]

Dated:  [Date]

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